L. VAN STILLMAN, P.A.                   1177 George Bush Boulevard, Suite 308
Attorney-At-Law                         DELRAY BEACH, FLORIDA 33483
                                        Telephone (561) 330-9903
L. Van Stillman                         Facsimile (561) 330-9116
Admitted in Florida and Pennsylvania    E-Mail van@stillman.net

November 26, 2001

Cycle Country Accessories Corp
2188 Highway 86
Milford, Iowa  51351

RE:      Cycle Country Accessories Corp
         ------------------------------
            REGISTRATION STATEMENT S-B2

Gentlemen:

         At your request, I have examined the Registration Statement on Form S-B-2 (the "Registration Statement") filed by Cycle Country Accessories Corp, (the "Company"), a Nevada corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 5,625,000 shares of Common Stock, $0.001 value of the Company (the "Common Stock") to be sold by certain selling shareholders of the Company, as identified in the Registration Statement.

         As your special securities counsel, and in connection with the preparation of this opinion, I have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock, as I deemed relevant or necessary for the opinion expressed herein. It is my opinion that the shares of Common Stock to be sold by the selling shareholders and all shares issued as a result of the exercise of the Sompany's warrants will, when sold, be legally issued, fully paid, and nonassessable and that the Company has the power, and has properly issued the Shares.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                           Very truly yours,
                                           LAW OFFICE OF L. VAN STILLMAN, P.A.



                                           /s/ L. Van Stillman
                                           ---------------------
                                           L. Van Stillman, Esq.

LVS:kni